UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2020

MACQUARIE INFRASTRUCTURE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32384 Commission File Number	43-2052503 (I.R.S. Employer Identification Number)

125 West 55th Street, New York, New York (Address of principal executive offices)	10019 (Zip code)

(212) 231-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, in January 2018, Macquarie Infrastructure Corporation (the “Company”) entered into a senior secured revolving credit facility (the “Credit Agreement”) among the Company, as borrower, MIC Ohana Corporation (“MIC Ohana”), as guarantor, J.P. Morgan Chase Bank, N.A., as administrative agent and the lenders party thereto. The Credit Agreement provides borrowings of up to $600.0 million and will mature on January 3, 2022.

As previously disclosed, in December 2018, Atlantic Aviation FBO Inc. (“AA FBO”), a wholly-owned indirect subsidiary of the Company, entered into a credit agreement among AA FBO, Atlantic Aviation FBO Holdings LLC, the direct parent of AA FBO, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the several lenders party thereto (the “AA Credit Agreement”). The AA Credit Agreement provides for a $1,025.0 million senior secured first lien term loan facility maturing in December 2025 and $350.0 million senior secured first lien revolving credit facility maturing in December 2023.

On March 17, 2020, the Company provided notice to the lenders to borrow $599.0 million under the Credit Agreement. On March 16, 2020, AA FBO provided notice to the lenders to borrow $275.0 million under the revolving credit facility portion of the AA Credit Agreement. The Company and AA FBO borrowed on these facilities to increase their cash positions and preserve financial flexibility in light of current uncertainty in the global markets resulting from the coronavirus disease (“COVID-19”) outbreak. The proceeds from these borrowings will be available to be used for working capital, general corporate or other purposes. The Company notes that it has no immediate liquidity needs and has no meaningful debt maturities until 2022.

The proceeds from the incremental revolving credit facility borrowings result in the Company, including indirect subsidiaries, having total cash and cash equivalents of approximately $1.1 billion as of March 18, 2020.

For additional information about the Credit Agreement and the AA Credit Agreement, see the Company's Current Reports on Form 8-K filed on January 5, 2018 and December 11, 2018, respectively.

Item 7.01  Regulation FD Disclosure.

On March 18, 2020, the Company issued a press release by which it provided an update to the market on trading at each of its International-Matex Tank Terminals and Atlantic Aviation operating businesses through mid-March. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, is deemed to be furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act:”), is not otherwise subject to the liabilities of that Section and is not incorporated by reference into any filing under Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release of Macquarie Infrastructure Corporation, dated March 18, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2020

MACQUARIE INFRASTRUCTURE
CORPORATION

By:	/s/ Christopher Frost
Name: Christopher Frost
Title Chief Executive Officer